AGREEMENT OF RESCISSION

This AGREEMENT OF RESCISSION (“Rescission Agreement”) is made and entered into this January 14, 2011 by and among , 大连朗马克能源科技有限公司Dalian Landmark Energy Technology Co, Ltd (“Dalian Landmark”), a limited liability company formed under the laws of the People’s Republic of China, Te-Hung Chou  (“Owner”), who is a holder of shares or equity ownership of大连美商安科瑞能源科技有限公司Dalian Aquarius Energy Technology U.S.A..Co., Ltd (“Dalian Aquarius”), a limited liability company formed under the laws of the People’s Republic of China, Landmark Energy Enterprise Inc (“LNDG”), a Nevada corporation, and Dalian Aquarius; Dalian Landmark, Dalian Aquarius, LNDG and Owner are hereinafter collectively referred to “Parties”.

W I T N E S S E T H:

WHEREAS, on September 15, 2010, LNDG, along with its wholly owned subsidiary Dalian Landmark, entered a Share/Ownership Transfer Agreement (attached hereto as Exhibit A) with Mr. Te-Hung Chou and Dalian Aquarius Energy Technology U.S.A..Co., Ltd (“Dalian Aquarius”), a limited liability company formed under the laws of the People’s Republic of China. Under the Share/Ownership Transfer Agreement, Mr. Te-Hung Chou agreed to transfer to Dalian Landmark thirty percent (30%), non-dilutive, of the total issued and outstanding shares of Dalian Aquarius (“Dalian Ownership”) and Dalian Aquarius agreed to maintain the said Dalian Ownership non-dilutive. In exchange for the Dalian Ownership described above, Dalian Landmark agreed to pay US $ 1,390,000.00 (or RMB 9,424,200Yuan) (“Transfer Price”) to Mr. Te-Hung Chou.  As the parent company of Dalian Landmark, LNDG may issue 500,000 shares of its common stock (“LNDG Shares”) to Mr. Te-Hung Chou as an alternative consideration for the Dalian Ownership.

WHEREAS, the actual transfer of the Dalian Ownership described above has not be carried out and none of the parties to the Share/Ownership Transfer Agreement dated September 15, 2010 has performed its obligations.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto intending to be bound hereby, it is agreed as follows:

1.             Rescission of Share/Ownership Transfer Agreement. By their execution of this Agreement:

(a)           Each of the Parties do hereby rescind, ab initio all of the transactions contemplated by the Share/Ownership Transfer Agreement dated September 15, 2010.

(b)           Each of the Parties do hereby agree that all of documents and instruments relating to the Share/Ownership Transfer Agreement dated September 15, 2010, including any and all promissory notes or similar instruments issued by Dalian Landmark to pay Mr. Te-Huang Chou US $ 1,390,000.00 (or RMB 9,424,200Yuan), are hereby terminated, rescinded and rendered null and void, ab initio.

2.             Mutual Releases.  In consideration for the above, and except with respect to the performance of obligations contained in this Agreement, each of the Parties, on behalf of themselves and their representatives, successors and assigns, by execution of this Agreement, does hereby fully, completely and unconditionally forever release and discharge each other and their respective successors, assigns, current and former employees, directors, officers, trustees, shareholders, members, agents, parents, affiliates, subsidiaries, representatives, insurers, attorneys, independent contractors and all other related or affiliated persons and entities of and from any and all liability, claims, causes, demands, obligations, actions, contracts, promises, agreements, damages, attorneys’ fees, costs, liabilities, rights and allegations of whatever kind and nature, known or unknown, including, but not limited to, such matters based on, arising out of, or related to the Share/Ownership Transfer Agreement.  This release includes, but shall not be limited to, any and all claims for breach of contract, implied or express; impairment of economic or business opportunity; intentional or negligent infliction of emotional distress; false arrest; assault; battery; false imprisonment; prima facie tort; defamation; libel; slander; negligent termination; malicious prosecution; or any other tort, whether intentional or negligent; or any claim or cause of action known or unknown.

3.             Miscellaneous.

(a)           Each of the Parties do hereby covenant and agree that the execution and delivery of this Rescission Agreement has been duly authorized by all necessary corporate action and represents a valid and binding agreement and obligation of each of them.

(b)           This Rescission Agreement may be executed in one or more counterparts and taken together shall constitute a final and binding agreement of the parties.

(c)           This Rescission Agreement may be executed and delivered by facsimile signatures, all of which shall have the same force and effect as ribbon original signatures.

(d)           This Rescission Agreement shall be governed and construed in accordance with the law of the People’s Republic of China and shall be binding upon the heirs, personal representatives, executors, administrators, successors and assigns of the parties

IN WITNESS WHEREOF, the Parties hereto have signed this Agreement as of the date first above written.

大连朗马克能源科技有限公司
Dalian Landmark Energy Technology Co, Ltd

By: /s/Yidian Dong
Yidian Dong, Genera Manager

Te-Hung Chou

By: /s/ Te-Hung Chou
Te-Hung Chou

大连美商安科瑞能源科技有限公司
Dalian Aquarius Energy Technology U.S.A..Co., Ltd

By: /s/ Te-Hung Chou
Te-Hung Chou, General Manager

Landmark Energy Enterprise Inc

By: /s/ Yidian Dong
Yidian Dong, Director,
Chief Executive Officer, Chief Financial Officer